                                                                   EXHIBIT 10.12

                               PROGRAM AGREEMENT

      THIS AGREEMENT (the "Agreement") is made and entered into on this 14 day of March, 1997 and effective as set forth in Section I below, by and between PC Flowers & Gifts, Inc., a Virginia Corporation (PC), whose principal place of business is located at 2944 Hunter Mill Road, Suite 103, Oakton, Virginia, 22124, and Four Farmers, Inc., a Nevada Corporation (FF), whose principal place of business is located at 1820 NW 82nd Avenue, Miami, Florida, 33126.

                                   WITNESSETH:

      WHEREAS, FF desires to offer a selection of its product line to consumers through the PC interactive service;

      WHEREAS, PC and FF desire to implement a gift ordering system for interactive networks which will allow consumers to purchase FF products (selected by PC and FF) as gifts after viewing a graphic reproduction of these products through PC's service on interactive networks.

      WHEREAS, the parties hereto desire to set forth the terms and conditions pursuant to which they will cooperate with each other in connection with the development of a gift service to be offered to consumers through interactive networks.

      NOW, THEREFORE, in consideration of the mutual promises herein contained and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. TERM

            This Agreement shall remain binding upon FF and PC for a two (2) year period commencing June 1, 1997. Either party will have the option to terminate this Agreement with a ninety (90) day written notice to the other party. It is understood by both parties that PC will use its best efforts to remove the FF products from the service, however, FF agrees to fulfill all orders secured through the service for ninety (90) days after this Agreement is terminated by either party, for any reason.

      2. OBLIGATIONS OF THE PARTIES

            (a) PC's sole obligations under the Agreement hereby shall be to FF and PC shall have no obligations to any other entity.

            (b) FF's sole obligations under the Agreement hereby shall be to PC and FF shall have no obligations to any other entity.

      3. OBLIGATIONS OF FF

            (a) FF will use its reasonable commercial efforts to maintain the lowest error rate possible for all orders sold through the PC service on interactive networks. FF will offer a 100% customer satisfaction guarantee to all PC consumers against delivery of poor quality products or products not delivered within 24 hours after the confirmed delivery date. In fulfillment of that guarantee, FF will replace all orders reported by the online consumer as being of poor quality or un-delivered, which FF confirms was not delivered within 24 hours of the date delivery was promised. However, FF is not responsible if the delivery was refused or could not be accomplished because of an undeliverable or wrong address entered by the online consumer.

            (b) FF shall not actively and directly, or through an affiliate, solicit business from any consumer who purchases an FF product through the PC service on interactive networks, provided that such consumer is not at the time of delivery an FF customer. PC hereby acknowledges and understands that FF provides flowers on a wholesale and retail basis to consumers and other customers and through program agreements similar to this agreement, by catalog, brochures, computer on-line networks, through discount buying clubs, direct advertising, television, telemarketing and other promotional means ('TF's Business"). PC also understands and agrees that some of the consumer and recipients of FF's products under this Agreement may also receive FF products through FF's Business. FF shall not be in default of the provisions of this agreement if it provides its services to other customers, clients, consumers and other recipients of FF's Business.

            (c) FF should be prepared to spend a reasonable amount of promotional funds throughout the year in order to participate in promotions to gain customer awareness for both the PC service and the FF products offered through the PC service on interactive networks. However, it is understood by both parties that the amount to be designated for promotional funds is totally at the discretion of FF.

            (d) FF shall determine the pricing of its products and provide PC the price at which the products will be sold to PC by FF. FF may change the pricing of its products from time to time upon 30 day notice to PC.

      4. OBLIGATIONS OF PC

            (a) PC shall develop an interactive service and will offer FF products as well as other product offerings in various product categories. The FF products shall be graphically displayed through the PC service on interactive networks. It is understood by PC that FF may change the photographic reproductions periodically at its option. All photographic reproductions of FF products will be supplied by FF to PC on a CD ROM.

            (b) PC shall pay all FF invoices net 30 days. All past due amounts shall bear per them interest at the rate of 1.5% per month after the due date.

            (c) PC will use its best efforts to provide the graphic displays of FF products to PC's customers and clients.

      5. INDEMNIFICATION

            (a) FF hereby agrees to indemnify and hold PC harmless from and against any and all costs, expenses, claims, suits, actions, damages, or losses, including reasonable attorney's fees, resulting from any breach by FF of this Agreement. In connection therewith, FF hereby agrees to indemnify and hold PC harmless from any claims, suits or other actions alleging that the services or products provided by FF to PC infringe the patent, copyright, trademark or other proprietary rights of any third parties and FF will pay all costs, damages and reasonable attorney's fees finally awarded to any such third party in any resulting infringement action (or such amounts as may be agreed upon by FF in any settlement), provided that PC provides prompt written notice to FF of such a claim, allows FF sole control of the defense of such claim or actions, and fully cooperates with FF (at FF's expense), in the defense and all related negotiations.

            (b) FF represents to PC that there are no existing contractual agreements legally prohibiting FF from entering into this Agreement. PC is relying on this assurance as an inducement to enter into this Agreement.

            (c) PC hereby agrees to indemnify and hold FF harmless from and against any and all costs, expenses, claims, suits, actions, damages or losses, including reasonable attorney's fees arising from any breach by PC of this Agreement. In connection therewith, PC hereby agrees to indemnify and hold FF harmless from any claims, suits or other actions alleging that the services provided by PC to FF hereunder infringe the copyright, trademark or other proprietary rights of any third parties and PC will pay all cost, damages and reasonable attorney's fees finally awarded to such third party in any resulting infringement action (or such amounts as may be agreed by upon by PC in any settlement), provided that FF provides prompt written notice to PC of such claim, allows PC sole control of the defense of such claims or actions, and fully cooperates with PC (at PC expense), in the defense and all related negotiation.

            (d) PC represents to FF that there are no existing contractual agreements legally prohibiting PC from entering into this Agreement. FF is relying on this assurance as an inducement to enter into this Agreement.

      6. INSURANCE

            (a) FF shall keep in full force and effect at its own cost and expense during the full term of this Agreement, public liability and property damage insurance in an amount of not less than three million dollars ($3,000,000.00).

            (b) PC shall keep in full force and effect at its own cost and expense during the full term of this Agreement, public liability and property damage insurance in an amount of not less than three million dollars ($3,000,000.00).

      7. MISCELLANEOUS

                  (a) Nothing herein contained shall obligate PC or its customers to purchase any specific quantity of goods s from FF during the term of this Agreement.

                  (b) This Agreement and the Agreement for the Exchange of Confidential Information set forth the entire Agreement among the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding unless set forth in writing and duly executed by the parties hereto. This Agreement shall inure to the benefit of and be binding upon both parties hereto and their respective successors and permitted assigns.

                  (c) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) on the third (3rd) business day after being mailed by first class, certified mail, postage prepaid, or (iii) on the first (1st) business day after being transmitted by cable, telex, telegram or facsimile and addressed to the party for whom it is intended, as follows (provided that with respect to facsimile transmission, notice shall not be effective until written notice is effectively delivered to the receiving party in the manner provided for in this section):

                         i. if to PC Flowers & Gifts, Inc.:

                            PC Flowers & Gifts, Inc.
                            2944 Hunter Mill Road, Suite 103
                            Oakton, Virginia 22124
                            Attn: Mr. Peter MacMurray

                            Fax:(703) 255-3190

                       with a copy (which shall not constitute notice) to:

                            PC Flowers & Gifts, Inc.
                            134 Davenport Drive
                            Stamford, Connecticut 06902
                            Attn: Mr. William Tobin
                            Fax: (203) 348-0359

                        ii. if to Four Farmers:

                            Four Farmers
                            1820 NW 82nd Avenue
                            Miami, Florida 33126

                            Attn: /s/ Tom McCormick
                                  -----------------

                            Fax: (305) 593-0017

            The foregoing names and addresses may be changed from time to time by written notice given in accordance with section 7(c).

            (d) This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, which consent shall not unreasonably be withheld.

            (e) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of New York.

            (f) In the event that one or more of the provisions of this Agreement shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected of impaired thereby.

            (g) Nothing contained in this Agreement shall be deemed to create or cause either party to be the employee, agent or representative of the other party or have any other relationships with the other party except as set forth herein.

            (h) This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one (1) document.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by its appropriate offices on the day and year first above written.

             PC Flowers & Gifts, Inc.

             By: /s/ William J. Tobin
                 ---------------------------------

                 Its: President
                      Here unto duly authorized


             Four Farmers

             By: /s/ Lorenzo DeLaTorre
                 ---------------------------------

                 Its: President
                      Here unto duly authorized

               AGREEMENT FOR EXCHANGE OF CONFIDENTIAL INFORMATION

PC Flowers & Gifts, Inc. (hereinafter "PC") and Four Farmers, Inc. (hereinafter "FF") agree that the following terms and conditions apply when one of the parties ("Discloser") discloses confidential information ("Information') to the other ("Recipient") under this Agreement in connection with a possible transaction between the parties ("Transaction"). The terms PC and FF shall include the respective party's affiliates and subsidiaries, if any. The rights and obligations of the parties hereto therefore also shall inure to such affiliates and subsidiaries and may be enforced directly by or against such affiliates and subsidiaries. PC and FF agree that our mutual objective under this Agreement is to provide appropriate protection for the Information.

1. DISCLOSURE

The Discloser's and the Recipient's Points of Contact will coordinate and control the disclosure of the Information. Information will consist of certain confidential and proprietary information and material, including without limitation data, reports, interpretations, forecasts and records, containing or otherwise reflecting information concerning the Discloser and its affiliates and subsidiaries, which is not available to the general public, and may be in written, visual, oral, encoded, graphic, magnetic, electronic or in any other tangible or intangible form.

Information should be marked with a restrictive legend of the Discloser. If Information is disclosed orally, the Information will be identified as confidential at the time of disclosure. A Point of Contact may be changed by any party at any time upon written notice to the other. However, if the discloser fails to identify the information as confidential, that will not preclude the information from being confidential.

Points of Contact:     PC       William J. Tobin
                       FF       Lorenzo DeLaTorre

2. OBLIGATION OF CONFIDENTIALITY

The Recipient will use commercially accepted standards of care, which shall at a minimum be at least the same level of care and discretion to avoid disclosure, publication, or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may use Information only for the purpose of evaluating the transaction. The Recipient may disclose Information to: a) its officers, directors and employees and officers, directors and employees of its parent and subsidiary companies who have a need to know; b) its legal and financial advisors; and c) with the Discloser's prior written consent, any other party. Before disclosure to any of the above parties, such party shall be made aware by Recipient of the obligation of confidentiality with respect to Information in accordance with this Agreement and such party shall agree to comply with such obligations. The Recipient may disclose Information where Recipient shall be compelled by force of law. However, where Recipient shall be compelled by force of law to disclose such information, the Recipient, if so requested by Discloser and at Discloser's expense, must first give the Discloser prompt written notice and make a reasonable effort to obtain a protective order.

3. CONFIDENTIALITY PERIOD

Disclosed Information continues to be subject to this Agreement for two years following the date hereof

4. EXCEPTIONS

No obligation of confidentiality applies to any Information that the Recipient:
a) already possesses without obligation of confidentiality; b) develops independently; or c) rightfully receives without obligation of confidentiality from a third party.

No obligation of confidentiality applies to any Information that is, or become, publicly available without breach of this Agreement.

Discloser retains title to the Information and each party hereby acknowledges that the Information is proprietary to the Discloser. Neither this Agreement nor any disclosure of Information grants the Recipient any license under any patents or copyrights.

5. DISCLAIMERS

THE DISCLOSER PROVIDES INFORMATION ON AN "AS IS" BASIS.

Disclosure of Information containing business plans is for planning purposes only. The Discloser may change or cancel its plans at any time. Therefore, use of such Information is at the Recipient's own risk. The Discloser will not be liable for any damages arising out of use of Information.

6. INJUNCTIVE RELIEF

The parties recognizes that disclosure of Information by Recipient contrary to the provisions hereof will give rise to irreparable injury to the Discloser, inadequately compensable in damages, and that, accordingly, Discloser may seek and obtain injunctive relief against the breach of the within undertakings, in addition to any other legal remedies which may be available.

7. GENERAL

This Agreement does not require either party to disclose or to receive Information. You may not assign your rights or delegate your duties or obligations under this Agreement without prior written consent. Any attempt to do so is void.

The Recipient will comply with all applicable United States and foreign export laws and regulations.

Either party may terminate this Agreement by providing one month's written notice to the other. Any provisions of this Agreement which by their nature extend beyond its termination will remain in effect beyond such termination until fulfilled and will apply to either party's successors and assigns.

If there is conflict between the terms and conditions of this Agreement and any subsequent amendment those of the amendment prevail. Except as modified by a written amendment signed by the duly authorized representative of the parties, the terms and conditions of this Agreement remain in full force and effect.

The laws of the State of New York, without giving effect to the conflicts of laws and principles thereof govern this Agreement.

The parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions. Further, they agree that the complete and exclusive statement of the agreement between the parties relating to this subject shall consist of this Agreement and any amendments. This statement of the agreement supersedes all proposals or other prior agreements, oral or written, and all other communication between the parties relating to this subject. This Agreement may be executed in separate counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument. Any reproduction of this Agreement by reliable means and signed by all parties will be considered an original of this document.

PC Flowers & Gifts, Inc.                     Four Farmers, Inc.
2944 Hunter Mill Road, Suite 103             1820 NW 82"' Avenue
Oakton, Virginia 22124                       Miami, Florida 33126


By:   /s/ William J. Tobin                   /s/ Lorenzo DeLaTorre
      --------------------------             --------------------------

Name: William J. Tobin                       Lorenzo DeLaTorre

Title: President                             President
       Hereunto duly authorized              Hereunto duly authorized

Date:  4/14/97                               4/14/97